SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-A
                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                            MS STRUCTURED ASSET CORP.
             (Exact Name of Registrant as Specified in Its Charter)

                 Delaware                                  13-4026700
 (State of Incorporation or Organization)               (I.R.S. Employer
                                                      Identification no.)
              1585 Broadway
               New York, NY                                  10036
 (Address of Principal Executive Offices)                  (Zip Code)

If this form relates to the                If this form relates to the
registration of a class of securities      registration of a class of securities
pursuant to Section 12(b) of the           pursuant to Section 12(g) of the
Exchange Act and is effective              Exchange Act and is effective
pursuant to General Instruction            pursuant to General Instruction
A.(c), please check the following          A.(d), please check the following
box. [ ]                                   box. [X]

Securities Act registration statement file number to which this form relates:
333-101155 (If applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

                                      None
                                (Title of class)

Securities to be registered pursuant to Section 12(g) of the Act:

                               Title of Each Class
                               to be so Registered
                             -----------------------

                SATURNS Altria Group Inc. Debenture Backed Series
            2003-16 Class B Interest Only Amortizing Callable Units

Item 1.    Description of Registrant's Securities to be Registered.

                  For a description of the securities to be registered hereunder, reference is made to the information under the heading "Description of Units" on pages 44 through 63 of the Registrant's Prospectus, dated March 5, 2003 (Registration No. 333-101155), as supplemented by the information under the headings "Summary, "Risk Factors" and "Description of the Units" on pages S-3 through S-8, S-9 through S-12 and S-22 through S-27, respectively, of the Registrant's related Prospectus Supplement, dated November 6, 2003, which information is incorporated herein by reference and made part of this Registration Statement in its entirety.

Item 2.    Exhibits.

                  None.

                                    SIGNATURE

                  Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: November 7, 2003

                                      MS STRUCTURED ASSET CORP.
                                      (Registrant)


                                      By: /s/ John Kehoe
                                          --------------------------
                                      Name:  John Kehoe
                                      Title: Vice President